UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 3, 2021
THE E.W. SCRIPPS COMPANY
(Exact name of registrant as specified in its charter)

Ohio	001-10701	31-1223339
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

312 Walnut Street
Cincinnati,	Ohio	45202
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (513) 977-3000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	SSP	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

THE E.W. SCRIPPS COMPANY
INDEX TO CURRENT REPORT ON FORM 8-K

Item No.		Page

5.07	Submission of Matters to a Vote of Security Holders	3

Item 5.07 Submission of Matters to a Vote of Security Holders

The following table presents information on matters submitted to a vote of security holders at our May 3, 2021 Annual Meeting of Shareholders:

Descriptions of Matters Submitted	In Favor	Against	Authority Withheld

1.Election of Directors
Directors elected by holders of Class A Common Shares:
Lauren Rich Fine	57,736,977	—	604,689
Wonya Y. Lucas	57,646,184	—	695,482
Kim Williams	56,421,678	—	1,919,988
Directors elected by holders of Common Voting Shares:
Marcellus W. Alexander, Jr.	11,130,722	—	—
Charles L. Barmonde	11,130,722	—	—
Kelly P. Conlin	11,130,722	—	—
John W. Hayden	11,130,722	—	—
Anne M. La Dow	11,130,722	—	—
R. Michael Scagliotti	11,130,722	—	—
Adam P. Symson	11,130,722	—	—
2. Votes by holders of Common Voting Shares to ratify Deloitte & Touche LLP as the independent registered public accountant	11,130,722	—	—
3. Advisory (non-binding) vote by holders of Common Voting Shares on executive compensation of named executive officers	11,130,722	—	—
4. Approve amendment to The E.W. Scripps Company 2010 Long-Term Incentive Plan	11,130,722	—	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE E.W. SCRIPPS COMPANY

BY:	/s/ William Appleton
William Appleton
Executive Vice President and General Counsel
Dated: May 19, 2021
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